Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-158762, 333-133908, 333-115069, 333-144568, and 333-142192) and Form S-8 (Nos. 333-135087, 333-61323, 333-85659, 333-62626, 333-152658 and 333-167265) of Kimco Realty Corporation and its subsidiaries (the "Company") of our report dated February 26, 2010 relating to the financial statements of PRK Holdings I LLC and Subsidiaries, which is incorporated by reference in the Company’s Annual Report on Form 10-K/A dated August 17, 2010.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 16, 2010

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